 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-267223
PROSPECTUS SUPPLEMENT
(To Prospectus dated September 1, 2022)
2,000,000 Shares
V2X, Inc.
Common Stock

The selling shareholder identified herein is offering 2,000,000 shares of our common stock, par value $0.01 per share (“common stock”). We are not selling any shares under this prospectus supplement and we will not receive any of the proceeds from the sale of shares by the selling shareholder.
Certain of our directors and executive officers have indicated an interest in purchasing shares of our common stock in this offering. However, because indications of interest are not binding agreements or commitments to purchase, the underwriters could determine to sell to such individuals (or such individuals could determine to purchase) fewer or no shares in this offering.
Our common stock is listed on the New York Stock Exchange (the “NYSE”), under the symbol “VVX.” On September 3, 2024, the last reported sale price for our common stock on the NYSE was $54.53 per share.
Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should carefully consider the risks and uncertainties described under the heading “Risk Factors” on page S-3 of this prospectus supplement, and under similar headings in the documents referenced thereunder, as well as the other information included in the documents that are incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
	Per Share	Total
Public offering price	$48.00	$96,000,000
Underwriting discounts and commissions(1)	$2.52	$5,040,000
Proceeds to the selling shareholder, before expenses	$45.48	$90,960,000

(1)
See “Underwriting” for a description of compensation payable to the underwriters.

The underwriters may also purchase up to an additional 300,000 shares of our common stock from the selling shareholder at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus supplement.
The underwriters expect to deliver the shares against payment on or about September 6, 2024 through the book-entry facilities of The Depository Trust Company.

Book-Running Managers
Goldman Sachs & Co. LLC*	Morgan Stanley*	Baird
Raymond James	RBC Capital Markets	Stifel	Truist Securities
Co-Managers
Citizens JMP	Noble Capital Markets

*
In alphabetical order

The date of this prospectus supplement is September 4, 2024.

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which is part of a registration statement that we filed with the SEC using a “shelf” registration process. The accompanying prospectus provides you with more general information, some of which may not be applicable to this offering. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined. This prospectus supplement and the information incorporated by reference in this prospectus supplement adds to, updates and, where applicable, modifies and supersedes information contained or incorporated by reference in the accompanying prospectus. You should read this prospectus supplement together with the accompanying prospectus, as well as additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference herein or therein filed prior to the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement. We have not authorized, and the selling shareholder has not authorized, anyone else to provide you with information other than this. No offer of shares of our common stock is being made in any jurisdiction where the offer or sale is not permitted.
The information in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein is accurate only as of their respective dates or as of any earlier date as of which such information is given, even though this prospectus supplement may be delivered, or our common stock may be sold under this prospectus supplement, on a later date. Our business, financial condition, results of operations, and prospects may have changed since those dates. You should carefully read the entire prospectus supplement, as well as the documents incorporated by reference in the prospectus supplement, the accompanying prospectus and any applicable “free writing prospectus” prepared by us or on our behalf before making an investment decision.
Unless the context otherwise requires or unless stated otherwise, references in this prospectus supplement to “V2X,” “we,” “us,” “our,” “combined company,” “the Company” and “our Company” refer to V2X, Inc. and all of its consolidated subsidiaries.
Market and Industry Data
This prospectus supplement (and documents we incorporate by reference in this prospectus supplement and the accompanying prospectus may) includes estimates regarding market and industry data. Unless otherwise indicated, information concerning our industry and the markets in which we operate, including our general expectations, market position, market opportunity and market size, are based on our management’s knowledge and experience in the markets in which we operate, together with currently available information obtained from various sources, including publicly available information, industry reports and publications, surveys, our customers, trade and business organizations and other contacts in the markets in which we operate. Certain information is based on management estimates, which have been derived from third-party sources, as well as data from our internal research.
In presenting this information, we have made certain assumptions that we believe to be reasonable based on such data and other similar sources and on our knowledge of, and our experience to date in, the markets in which we operate. While we believe the estimated market and industry data included in this prospectus supplement (or documents we have incorporated by reference) is generally reliable, such information is inherently uncertain and imprecise. Market and industry data is subject to change and may be limited by the availability of raw data, the voluntary nature of the data gathering process and other limitations inherent in any statistical survey of such data. In addition, projections, assumptions and estimates of the future performance of the markets in which we operate are necessarily subject to uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.” These and other factors could cause results to differ materially from those expressed in the estimates made by third parties and by us. Accordingly, you are cautioned not to place undue reliance on such market and industry data or any other such estimates.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. It does not contain all of the information that may be important to you and your investment decision. For a more complete understanding of us and this offering, you should read and carefully consider this entire prospectus supplement and the accompanying prospectus, including the more detailed information set forth under “Risk Factors” in this prospectus supplement and under similar headings in the documents reference thereunder, as well as the other information included in the documents that are incorporated by reference into this prospectus supplement. Some of the statements in this prospectus supplement and the accompanying prospectus are forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”
Overview
We are a leading provider of critical mission solutions and support to defense clients globally. We operate as one segment and provide a comprehensive suite of integrated solutions and critical service offerings across the operations and logistics, aerospace, training and technology markets to national security, defense, civilian and international clients.
Corporate Information
Our principal executive offices are located at 7901 Jones Branch Drive, McLean, Virginia, 22102. Our telephone number is (571) 481-2000 and our website address is www.gov2x.com. Information contained on, or accessible through, our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus (except for our SEC reports incorporated under “Incorporation of Certain Documents by Reference”), and you should not consider information contained on, or accessible through, our website as part of this prospectus supplement or the accompanying prospectus. Reference to our website is made as an inactive textual reference.

THE OFFERING
Issuer
V2X, Inc.
Our common stock offered by the selling shareholder
2,000,000 shares (2,300,000 shares if the underwriters exercise their option to purchase additional shares of our common stock in full).
Our common stock
outstanding
31,191,628 shares of common stock (as of September 1, 2024). The number of shares of common stock outstanding will not change as a result of this offering.
Shares of common stock to be owned by the selling shareholder immediately after this offering
16,967,286 shares of common stock.
Use of proceeds
We will not receive any proceeds from the sale of our common stock by the selling shareholder. See “Use of Proceeds.”
Dividend policy
We do not currently plan to pay dividends on our common stock. The declaration of any future cash dividends and, if declared, the amount of any such dividends, will be subject to our financial condition, earnings, capital requirements, financial covenants and other contractual restrictions and to the discretion of our Board of Directors.
Risk factors
Investing in our common stock involves significant risks. See “Risk Factors” on page S-3 of this prospectus supplement and related accompanying prospectus, and in documents incorporated by reference into this prospectus supplement and the accompanying prospectus.
NYSE listing symbol
“VVX.”

RISK FACTORS
Investing in our common stock involves risk. Prior to making a decision about investing in our common stock, you should carefully consider the specific factors discussed below and under the heading “Risk Factors” in the accompanying prospectus, together with all of the other information contained or incorporated by reference in this prospectus supplement. You should also consider the risk factors related to our business and operations described in Part I, Item 1A, “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “Annual Report on Form 10-K”), which is incorporated by reference herein. See “Where You Can Find More Information” in this prospectus supplement. If any of the following risks or uncertainties actually occur, our operations could be materially and adversely affected. In that case, the market price of our common stock could decline and you may lose all or a part of your investment. The risks and uncertainties we have described therein and below are not the only risks that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.
Risks Related to this Offering and Ownership of Our Common Stock
The trading price of our common stock may be volatile and could decline significantly and rapidly regardless of our operating performance.
The trading price of our common stock may be volatile and subject to wide fluctuations in response to many risk factors listed in this section and those included in our Annual Report on Form 10-K and others beyond our control, including:
•
the number of shares of our common stock made available for trading;

•
sales or expectations with respect to sales of shares of our common stock by holders of our common stock;

•
actual or anticipated fluctuations in our business, financial condition and results of operations;

•
variance in our financial performance from, or failure to otherwise meet, projections, forecasts or estimates, including expectations of securities analysts;

•
changes in our revenue;

•
announcements by us or our competitors of significant business developments, acquisitions or new offerings;

•
our involvement in any litigation;

•
our sale of our common stock or other securities in the future or the perception that such sales might occur in large quantities;

•
changes in senior management or key personnel;

•
the trading volume of our common stock;

•
changes in the anticipated future size and growth rate of our market; and

•
general economic, political, regulatory and market conditions.

Historically, the stock markets have experienced extreme price and volume fluctuations from time to time that have affected and continue to affect the market prices of equity securities of many companies. In the past, companies that have experienced volatility in the market price of their securities have been subject to securities class action litigation. We may be the target of this type of litigation in the future, which could result in substantial costs and divert our management’s attention.
If securities or industry analysts do not publish or cease publishing research or reports about us, our business or our market, or if they change their recommendations regarding our common stock adversely, the trading price of our common stock and trading volume could decline.
The trading market for our common stock will be influenced by the research and reports that industry or securities analysts publish about us or our business. We do not control these analysts. If any of the analysts who cover us downgrade our common stock or our industry, or the stock of any of our competitors, or publish inaccurate or unfavorable research about our business, the price of our common stock may decline. If analysts cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the price or trading volume of our common stock to decline and our common stock to be less liquid.
Investment funds affiliated with American Industrial Partners continue to have significant influence over us, which could limit your ability to influence the outcome of key transactions, including a change of control.
Upon the completion of this offering, investment funds affiliated with American Industrial Partners will beneficially own approximately 54.4% of our outstanding common stock (or approximately 53.4% if the underwriters exercise their option to purchase additional shares in full). For as long as such investment funds continue to beneficially own a substantial percentage of the voting power of our outstanding common stock, they will continue to have significant influence over us. For example, through their indirect ownership of a majority of our voting power and the provisions set forth in the amended and restated articles of incorporation, the amended and restated bylaws and the shareholders’ agreement, investment funds affiliated with American Industrial Partners have the ability to designate and elect a majority of our directors, and to approve certain fundamental actions by us, including with respect to mergers or other business combinations, the acquisition or disposition of assets, the incurrence of additional indebtedness, the issuance of additional shares of common stock or other equity securities, the repurchase or redemption of shares of our common stock and the payment of dividends, in each case subject to the terms of our amended and restated articles of incorporation, amended and restated bylaws and the shareholders’ agreement.
Your percentage ownership in us may be diluted by future issuances of capital stock, which could reduce your influence over matters on which shareholders vote.
Our board of directors has the authority, without action or vote of our shareholders, to issue shares of common stock up to 10% of our outstanding shares of common stock, and with the prior written consent of the selling shareholder, to issue all or any part of our authorized but unissued shares of common stock greater than 10% of our outstanding shares of common stock, including shares issuable upon exercise of options, or shares of our authorized but unissued preferred stock, subject to the applicable rules of the New York Stock Exchange and the terms of our shareholders’ agreement. Issuances of common stock or voting preferred stock would reduce your influence over matters on which our shareholders vote and, in the case of issuances of preferred stock, would likely result in your interest in us being subject to the prior rights of holders of that preferred stock.
There may be sales of a substantial amount of our common stock after this offering by our current shareholders, and these sales could cause the price of our common stock to fall.
As of September 1, 2024, there were 31,191,628 shares of our common stock outstanding. Following completion of this offering, approximately 54.4% of our outstanding common stock (or approximately 53.4% if the underwriters exercise their option to purchase additional shares in full) will be held by investment funds affiliated with American Industrial Partners. Sales of substantial amounts of our common stock in the public market after this offering, or the perception that such sales will occur, could adversely affect the market price of our common stock and make it difficult for us to raise funds through securities offerings in the future. In addition, we have registered shares of our common stock that are reserved for issuance under our 2014 Omnibus Incentive Plan, as amended.
In connection with this offering, certain of our officers and each of our directors and the selling shareholder have entered into a lock-up agreement with the underwriters, which restricts their sales of our common stock for a period of 45 days after the date of this prospectus supplement, subject to certain exceptions.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, and the Private Securities Litigation Reform Act of 1995 and, as such, may involve risks and uncertainties. All statements included or incorporated by reference in this prospectus supplement, other than statements that are purely historical, are forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “could,” “potential,” “continue” or similar terminology. These statements are based on the beliefs and assumptions of our management based on information currently available to management. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements.
The forward-looking statements included or incorporated by reference in this prospectus supplement are subject to additional risks and uncertainties further discussed under “Risk Factors” in this prospectus supplement and under “Risk Factors” in the accompanying prospectus, in Part I, Item 1A, “Risk Factors” of our Annual Report on Form 10-K are based on information available to us on the filing date of this prospectus supplement. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this prospectus supplement. New risks and uncertainties arise from time to time, and we cannot predict those events or how they may affect us. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements.
We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to: our ability to submit proposals for and/or win all potential opportunities in our pipeline; our ability to retain and renew our existing contracts; our ability to compete with other companies in our market; security breaches, cyber-attacks or cyber intrusions and other disruptions to our information technology and operation; our mix of cost-plus, cost-reimbursable, firm-fixed-price and time-and-materials contracts; maintaining our reputation and relationship with the U.S. government; protests of new awards; economic, political and social conditions in the countries in which we conduct our business; changes in U.S. or international government defense budgets; government regulations and compliance therewith, including changes to the U.S. Department of Defense procurement process; changes in technology; our ability to protect our intellectual property rights; governmental investigations, reviews, audits and cost adjustments; contingencies related to actual or alleged environmental contamination, claims and concerns; delays in completion of the U.S. government budget; our success in extending, deepening, and enhancing our technical capabilities; our success in expanding our geographic footprint or broadening our customer base; our ability to realize the full amounts reflected in our backlog; impairment of goodwill; misconduct of our employees, subcontractors, agents, prime contractors and business partners; our ability to control costs; our level of indebtedness; terms of our credit agreements; inflation and interest rate risk; geopolitical risk, including as a result of recent global hostilities; our subcontractors’ performance; economic and capital markets conditions; our ability to maintain safe work sites and equipment; our ability to retain and recruit qualified personnel; our ability to maintain good relationships with our workforce; our teaming relationships with other contractors; changes in our accounting estimates; the adequacy of our insurance coverage; volatility in our stock price; changes in our tax provisions or exposure to additional income tax liabilities; risks and uncertainties relating to integrating and refining internal control systems post-merger; changes in U.S. generally accepted accounting principles; and other factors described in Part I, Item 1A, “Risk Factors” and elsewhere in our Annual Report on Form 10-K, and described from time to time in our future reports filed with the SEC.
In addition, statements that contain “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this prospectus supplement. While we believe that this information provides a reasonable basis for these statements, this information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.
You should read this prospectus supplement and the documents that we reference with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS
We will not receive any proceeds from the sale of shares of our common stock in this offering by the selling shareholder. The selling shareholder will receive all of the net proceeds from the sale of its shares of our common stock. See “Selling Shareholder.”

SELLING SHAREHOLDER
The following table sets forth information as of September 1, 2024 with respect to the beneficial ownership of our common stock by the selling shareholder. The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days of the determination date. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.
Applicable percentage of beneficial ownership before this offering is based on 31,191,628 shares of common stock issued and outstanding as of September 1, 2024. Applicable percentage of beneficial ownership after this offering assumes the sale of 2,000,000 shares of common stock by the selling shareholder.
We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that each person or entity named in the table below has sole voting and investment power with respect to all shares of common stock that he, she or it beneficially owns, subject to applicable community property laws.
	Beneficial Ownership Before this Offering		Common Stock to be Sold in this Offering	Beneficial Ownership After this Offering
Name of Beneficial Owner	Shares of Common stock	%	Shares of Common Stock	Shares of Common Stock	%
Vertex Aerospace Holdco LLC(1)	18,967,286	60.3	2,000,000	16,967,286	54.4

(1)
As reported on a Schedule 13D/A filed on September 15, 2022, represents (i) 18,500,001 shares of common stock held directly by Vertex Aerospace Holdco LLC (“Vertex Holdco”) and indirectly by American Industrial Partners Capital Fund VI, L.P. (“AIP Fund VI”) and AIPCF VI Vertex Aerospace Funding LP (“Vertex Funding”), (ii) 375,420 shares owned directly by Lightship Capital LLC (“Lightship”) and (iii) 91,865 shares of common stock over which Vertex Holdco holds an irrevocable proxy that entitles it to vote the shares with respect to certain matters. Each of Vertex Holdco, AIP Fund VI, Vertex Funding, and Lightship is under common control of AIPCF VI, LLC (“AIP GP” and together with Vertex Holdco, AIP Fund VI, Vertex Funding, and Lightship, the “AIP Fund Entities”). Mr. Cusumano is a senior managing member of AIP GP. Any action by AIP GP with respect to these shares, including voting and dispositive decisions, requires a unanimous vote of the managing members of AIP GP. Accordingly, Mr. Cusumano and the other managing members of AIP GP may be deemed to share voting and dispositive power with respect to the shares held by the AIP Fund Entities. Each of Mr. Cusumano and the other managing members of AIP GP disclaim beneficial ownership of the shares of common stock held by the AIP Fund Entities. Mr. Cusumano serves as a member of our Board. Vertex Holdco, AIP Fund VI, and Vertex Funding each have shared voting power with respect to 18,591,866 shares of common stock, and shared dispositive power with respect to 18,500,001 shares of common stock. AIP GP has shared voting power with respect to 18,967,286 shares of common stock and shared dispositive power with respect to 18,875,421 shares of common stock. Lightship has shared voting power and shared dispositive power with respect to 375,420 shares of common stock. The address of the AIP Fund Entities is c/o American Industrial Partners, 450 Lexington Avenue, 40th Floor, New York, New York 10017.

U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS OF COMMON STOCK
The following is a discussion of U.S. federal income tax considerations generally applicable to the ownership and disposition of our common stock by Non-U.S. Holders (defined below). This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, rulings and official pronouncements of the Internal Revenue Service (“IRS”), and judicial decisions, all as in effect on the date of this prospectus supplement and all of which are subject to change and differing interpretations, possibly with retroactive effect. This discussion addresses tax considerations only for holders that purchase our common stock pursuant to this offering and that hold such stock as a “capital asset” as defined in the Code (generally, property held for investment). Moreover, this discussion is for general information only and does not address all of the tax consequences that may be relevant to specific investors in light of their particular circumstances or to investors subject to special treatment under U.S. federal income tax laws (such as banks, insurance companies, regulated investment companies, real estate investment trusts, tax-exempt entities, dealers in securities, traders in securities that elect to use a mark to market method of accounting or persons subject to special tax accounting rules as a result of any item of gross income with respect to our common stock being taken into account in an “applicable financial statement,” brokers, expatriates, entities or arrangements treated as partnerships or other pass-through entities or arrangements for U.S. federal income tax purposes, and partners or members therein, controlled foreign corporations, passive foreign investment companies, persons that own, or are deemed to own, more than 5% of our outstanding common stock (except to the extent specifically set forth below), persons that hold our common stock as part of a straddle, hedge, conversion transaction or other integrated investment, persons subject to the alternative minimum tax or persons deemed to sell our common stock under the constructive sale provisions of the Code), all of whom may be subject to tax rules that differ significantly from those summarized below. The discussion below does not address U.S. federal estate and gift tax considerations, the Medicare tax or the effect of any state, local or non-U.S. tax law.
PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS AS TO THE TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK, INCLUDING THE APPLICABILITY OF U.S. FEDERAL, STATE OR LOCAL TAX LAWS, NON-U.S. TAX LAWS OR INCOME TAX TREATIES.
For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of our common stock, other than an entity treated as a partnership for U.S. federal income tax purposes, that is not a U.S. Holder.
A “U.S. Holder” is a beneficial owner of our common stock that, for U.S. federal income tax purposes, is or is treated as:
•
a citizen or individual resident of the United States;

•
a corporation created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•
an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust (1) if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions, or (2) that has in effect a valid election to be treated as a United States person for U.S. federal income tax purposes.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common stock, the U.S. federal income tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. A partnership holding our common stock and each of its partners should consult their tax advisors as to the tax consequences of holding and disposing of our common stock.
Distributions on Our Common Stock
Distributions (if any) on our common stock will constitute dividends for U.S. federal income tax purposes to the extent of the Company’s current or accumulated earnings and profits as determined under the Code. Dividends received by a Non-U.S. Holder with respect to our common stock will generally be subject to U.S. withholding tax at a rate of 30% unless such dividends are effectively connected with a Non-U.S. Holder’s conduct of a trade or business within the United States (and, if an applicable income tax treaty so requires, are attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States) or the Non-U.S. Holder provides proper certification of its eligibility for a reduced rate under an applicable income tax treaty (generally on IRS Form W-8BEN or W-8BEN-E). Distributions that exceed the Company’s current or accumulated earnings and profits will reduce the Non-U.S. Holder’s basis in its common stock (but not below zero). Any excess will be treated as gain realized on the sale or other taxable disposition of our common stock and will be treated as described under “— Sale or Other Disposition of Our Common Stock” below.
Non-U.S. Holders should expect that the gross amount of any distributions with respect to our common stock will generally be subject to U.S. withholding tax unless the applicable withholding agent elects to withhold a lesser amount based on a reasonable estimate of the amount of the distribution that would be treated as a dividend.
Dividends that are effectively connected with a Non-U.S. Holder’s conduct of a trade or business within the United States (and, if an applicable income tax treaty so requires, are attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States) will generally not be subject to U.S. withholding tax if the Non-U.S. Holder complies with applicable certification and disclosure requirements (generally by providing an IRS Form W-8ECI). Instead, such dividends will generally be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates generally applicable to U.S. Holders and, in the case of corporate Non-U.S. Holders, may also be subject to a branch profits tax at a rate of 30%.
Sale or Other Disposition of Our Common Stock
A Non-U.S. Holder will generally not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of our common stock, unless:
•
the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and if an applicable income tax treaty so requires, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), in which case the gain will generally be subject to U.S. federal income tax on a net income basis at the regular graduated rates generally applicable to U.S. Holders and, in the case of corporate Non-U.S. Holders, may also be subject to branch profits tax at a rate of 30%;

•
the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition, and certain other requirements are met, in which case the gain, which may be offset by U.S. source capital losses in certain circumstances, will generally be subject to U.S. federal income tax at a rate of 30%; or

•
the Company is, or at any point during the shorter of the five-year period ending on the date of disposition and the Non-U.S. Holder’s holding period has been, a United States real property holding corporation (“USRPHC”) for U.S. federal income tax purposes and, if our common stock is “regularly traded on an established securities market,” the Non-U.S. Holder held, directly or indirectly, at any time during such period, more than 5% of the issued and outstanding common stock, in which case the gain will generally be subject to tax on a net income basis as gain that is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States as described in the first bullet above.

The Company believes it is not and has not been a USRPHC at any point during the past five years, and it does not anticipate that it will become a USRPHC in the foreseeable future.
Foreign Account Tax Compliance Act
Under the Foreign Account Tax Compliance Act and the regulations and administrative guidance promulgated thereunder (“FATCA”), withholding at a rate of 30% will generally be required on payments of dividends in respect of our common stock held by or through certain foreign financial institutions

(including investment funds), unless such institution otherwise qualifies for an exemption or (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the U.S. and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country, or other guidance, may modify these requirements. Similarly, in certain circumstances, dividends in respect of our common stock held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will generally be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which we will in turn provide to the IRS. Accordingly, the entity through which an investor holds our common stock will affect the determination of whether withholding under the rules described in this paragraph is required. Prospective investors should consult their tax advisors regarding the possible implications of these rules on an investment in our common stock.

UNDERWRITING
We, the selling shareholder and the underwriters named below have entered into an underwriting agreement with respect to the shares being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of shares of our common stock indicated in the following table. Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and Robert W. Baird & Co. Incorporated are the representatives (the “Representatives”) of the underwriters.
Underwriters	Number of Shares
Goldman Sachs & Co. LLC	573,265
Morgan Stanley & Co. LLC	573,265
Robert W. Baird & Co. Incorporated	367,756
Raymond James & Associates, Inc.	97,143
RBC Capital Markets, LLC	97,143
Stifel, Nicolaus & Company, Incorporated	97,143
Truist Securities, Inc.	97,143
Citizens JMP Securities, LLC	48,571
Noble Capital Markets, Inc.	48,571
Total:	2,000,000
The underwriters have an option to buy up to an additional 300,000 shares from the selling shareholder at the public offering price less the underwriting discount. They may exercise that option for 30 days from the date of this prospectus supplement. If any shares are purchased pursuant to this option, the underwriters will severally purchase shares in approximately the same proportion as set forth above.
The underwriting agreement provides that the underwriters’ obligation to purchase shares of common stock depends on the satisfaction of the conditions contained in the underwriting agreement including:
•
the obligation to purchase all of the shares of common stock offered hereby, if any of the shares are purchased;

•
the representations and warranties made by us and the selling shareholder to the underwriters are true;

•
there is no material adverse change in our business or the financial markets; and

•
customary closing documents are delivered to the underwriters.

The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
Commissions and Expenses
The following table summarizes the underwriting discounts and commissions the selling shareholder will pay to the underwriters. The underwriting fee is the difference between the price to the public and the amount the underwriters pay the selling shareholder for the shares. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase 300,000 additional shares.
	Without option to purchase additional shares exercise	With full option to purchase additional shares exercise
Per Share	$2.52	$2.52
Total	$5,040,000	$5,796,000

The underwriters have advised us that the underwriters propose to offer the shares of common stock directly to the public at the public offering price on the cover of this prospectus supplement and to selected dealers, at such offering price less a selling concession not in excess of $1.512 per share. After this offering, the underwriters may change the offering price and other selling terms.
The expenses of this offering that are payable by us are estimated to be approximately $500,000 (excluding underwriting discounts and commissions).
The underwriters have also agreed to reimburse us for certain expenses incurred by us with respect to this offering.
No Sales of Similar Securities
We have agreed that for a period of 45 days after the date of this prospectus supplement (the “Lock-Up Period”), we will not, without the prior written consent of the Requisite Number of Representatives (as defined below), offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by us or any of our affiliates or any person in privity with us or any of our affiliates), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of common stock or any securities convertible into, or exercisable for, shares of common stock (the “Lock-Up Securities”); or publicly announce an intention to effect any such transaction, provided, however, that we may issue and sell shares of common stock pursuant to any of our employee stock option plan, stock ownership plan or dividend reinvestment plan in effect on the date of this prospectus supplement and we may issue shares of common stock issuable upon the conversion of securities or the exercise of warrants outstanding on the date of this prospectus supplement. “Requisite Number of Representatives” means (i) all of the Representatives during the 10-day period starting on, and including, the date such notice is given by us and (ii) two of the three Representatives after completion of such 10-day period.
Further, the selling shareholder, and certain of our executive officers and directors have agreed that for the Lock-Up Period, they will not, without the prior written consent of the Requisite Number of Representatives, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by such person or any affiliate of such person or any person in privity with such person or any affiliate of such person), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder with respect to the Lock-Up Securities, or publicly announce an intention to effect any such transaction. These restrictions will not apply to:
(a)    the transfer of any Lock-Up Securities acquired in this offering, provided that such transfer is not required to be reported during the Lock-Up Period with the SEC on Form 4 in accordance with Section 16 of the Exchange Act;
(b)   the transfer of the Lock-Up Securities provided that (1) in the case of clauses (i) through (vi) below, the Representatives receive a signed lock-up agreement for the balance of the Lock-Up Period from each donee, trustee, distributee, or transferee, as the case may be, substantially in the form of the letter agreement, (2) any such transfer shall not involve a disposition for value, (3) in the case of clauses (i) through (iv) below, such transfers are not required to be reported during the Lock-Up Period with the SEC on Form 4 in accordance with Section 16 of the Exchange Act, and (4) such person does not otherwise voluntarily effect any public filing or report regarding such transfers during the Lock-Up Period:
(i)   as a bona fide gift or gifts; or

(ii)   to any trust for the direct or indirect benefit of such person or the immediate family of such person (“immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or
(iii)   as a distribution to limited partners, members, stockholders or other equity holders of such person; or
(iv)   to such person’s affiliates or to any investment fund or other entity that directly, or indirectly, controls or manages, is controlled or managed by, or is under common control or management with, such person; or
(v)   by will or intestate succession upon the death of such person, provided that, any required filing under Section 16 of the Exchange Act made during the Lock-Up Period shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described above; or
(vi)   pursuant to a court order, a qualified domestic order or in connection with a divorce settlement, provided that, any required filing under Section 16 of the Exchange Act made during the Lock-Up Period shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described above.
(c)   the exercise of any rights to purchase, exchange or convert any stock options granted to such person pursuant to our equity incentive plans described in this prospectus supplement, or any warrants or other securities convertible into or exercisable or exchangeable for shares of common stock, which warrants or other securities are described in this prospectus supplement, provided that (1) the underlying shares of common stock continue to be subject to the restrictions on transfer set forth in the lock-up agreement, (2) any required filing under Section 16 of the Exchange Act made during the Lock-Up Period shall clearly indicate in the footnotes thereto that (A) the filing relates to the circumstances described above and (B) the underlying shares of common stock continue to be subject to the restrictions on transfer set forth in the lock-up agreement and (3) such person does not otherwise voluntarily effect any other public filings or reports regarding such exercise during the Lock-Up Period;
(d)   the transfer of Lock-Up Securities pursuant to a bona fide third-party tender offer, or in connection with a merger, consolidation or other similar transaction, that is approved by our board of directors, made to all holders of our capital stock involving a change of control of the Company; provided that, in the event that such tender offer, merger, consolidation or other transaction is not completed, such securities shall remain subject to the restrictions on transfer set forth in the lock-up agreement; provided, further, that any shares of common stock not transferred in such third-party tender offer, merger, consolidation, or other similar transaction shall remain subject to the provisions of the lock-up agreement (for purposes hereof, “change of control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of our shares of capital stock if, after such transaction or transactions, such person or group of affiliated persons would hold more than 50% of our outstanding voting securities (or the surviving entity));
(e)   the transfer of Lock-Up Securities to us upon (i) a vesting event of any equity award granted under any of our equity incentive plan or stock purchase plan described in this prospectus supplement, or (ii) upon the exercise by such person of options or warrants in accordance with clause (c) above, in each case, on a “net” or “cashless” exercise basis, and/or to cover tax withholding obligations of such person in connection therewith, provided, in each case, that (1) any filing under Section 16 of the Exchange Act made during the Lock-Up Period shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described above, as applicable, (2) no Lock-Up Securities were sold by the reporting person other than such transfers to us as described above and (3) such person does not otherwise voluntarily effect any other public filings or reports regarding such transfers during the Lock-Up Period;
(f)   the sale or transfer of Lock-Up Securities pursuant to a 10b5-1 trading plan that complies with Rule 10b5-1 under the Exchange Act (“10b5-1 Trading Plan”) that has been entered into by such person prior to the date of this prospectus supplement; provided, however, that (A) any filing under

Section 16 of the Exchange Act made during the Lock-Up Period shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described above and (B) such person does not otherwise voluntarily effect any other public filings or report regarding such sales or transfers during the Lock-Up Period;
(g)   the establishment of a 10b5-1 Trading Plan or amendment of an existing 10b5-l Trading Plan so long as there are no sales of Lock-Up Securities under such plan during the Lock-Up Period; and provided that, the establishment of a 10b5-1 Trading Plan or the amendment of a 10b5-l Trading Plan, in either case, providing for sales of Lock-Up Securities shall only be permitted if (i) any public announcement or filing under the Exchange Act by or on behalf of such person or us regarding the establishment of such plan shall include a statement to the effect that no transfer of Lock-Up Securities may be made under such plan during the Lock-Up Period, and (ii) such person does not otherwise voluntarily effect any public filing or report regarding the establishment or amendment of such plan during the Lock-Up Period; and
(h)   the sale of shares of common stock purchased by such person from the Underwriters in this offering or on the open market following this offering if and only if (i) such sales are not required to be reported during the Lock-Up Period in any public report or filing with the SEC, or otherwise and (ii) such person does not otherwise voluntarily effect any public filing or report regarding such sales during the Lock-Up Period.
Indemnification
We and the selling shareholder have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, liabilities arising from breaches of the representations and warranties contained in the underwriting agreement and to contribute to payments that the underwriters may be required to make for these liabilities.
Stabilization and Short Positions
The underwriters may engage in stabilizing transactions, short sales and purchases to cover positions created by short sales, and purchases for the purpose of pegging, fixing or maintaining the price of our shares of common stock, in accordance with Regulation M under the Exchange Act.
•
Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•
A short position involves a sale by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase in this offering, which creates the naked short position. In a naked short position, the underwriters may close out any short position by purchasing shares in the open market.

•
Covering transactions involve purchases of our common stock in the open market after the distribution has been completed to cover short positions.

These stabilizing transactions, covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on NYSE or otherwise and, if commenced, may be discontinued at any time.
Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.
Electronic Distribution
In connection with this offering, the underwriters or certain securities dealers may distribute prospectuses by electronic means, such as e-mail. In addition, the underwriters may facilitate Internet distribution for this offering to certain of its Internet subscription customers. The underwriters may allocate a limited number of shares for sale to its online brokerage customers. A prospectus in electronic format is being made available on an Internet web site maintained by the underwriters. Other than the prospectus in electronic format, the information on the underwriters’ web site and any information contained in any other web site maintained by the underwriters is not part of the prospectus or the registration statement of which the prospectus forms a part.
Listing
Our common stock is listed on NYSE under the symbol “VVX.”
Stamp Taxes
Purchasers of the shares of our common stock offered in this prospectus supplement and the accompanying prospectus may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus supplement. Accordingly, we urge you to consult a tax advisor with respect to whether you may be required to pay those taxes or charges, as well as any other tax consequences that may arise under the laws of the country of purchase.
Conflicts of Interest; Other Relationships
The underwriters and their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment and commercial banking services for us and our affiliates, for which they may receive customary fees and expenses, and may currently be, or may in the future be, lenders to us and our affiliates under facilities and other loans that we and our affiliates, have entered into, or may in the future enter into from time to time.
In addition, in the ordinary course of business, the underwriters and their affiliates may make or hold a broad array of investments including serving as counterparties to certain derivative and hedging arrangements and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Indications of Interest
In addition, certain of our directors and executive officers have indicated an interest in purchasing shares of our common stock in this offering. However, because indications of interest are not binding agreements or commitments to purchase, the underwriters could determine to sell to such individuals (or such individuals could determine to purchase) fewer or no shares in this offering.
Notice to Prospective Investors in the European Economic Area
This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of Regulation (EU) 2017/1129, as amended (the “Prospectus Regulation”). This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of shares of common stock in any Member State of the European Economic Area (the “EEA”) will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of shares of common stock. Accordingly, any person making or intending to make an offer in any Member State of the EEA of shares of common stock which are the subject of the offering contemplated in this prospectus supplement and the accompanying prospectus may only do so in circumstances in which no obligation arises for us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus

Regulation in relation to such offer. Neither we nor the underwriters have authorized, nor do we or they authorize, the making of any offer of shares of common stock in the EEA in circumstances in which an obligation arises for us or the underwriters to publish a prospectus for such offer.
In relation to each Member State of the EEA, no offer to the public of shares of common stock which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus may be made in that Member State of the EEA other than:
•
to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

•
to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of representatives for any such offer; or

•
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the shares of common stock shall require us or any underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression “offer” in relation to the shares of common stock in any Member State of the EEA means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares of common stock.
Notice to Prospective Investors in the United Kingdom
In the United Kingdom, this prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom (the “UK Prospectus Regulation”). This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of shares of common stock in the United Kingdom will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of shares of common stock. Accordingly, any person making or intending to make an offer in the United Kingdom of shares of common stock which are the subject of the offering contemplated in this prospectus supplement and the accompanying prospectus may only do so in circumstances in which no obligation arises for us or any of the underwriters to publish a prospectus pursuant to Section 85 of the United Kingdom’s Financial Services and Markets Act (the “FSMA”) in relation to such offer. Neither we nor the underwriters have authorized, nor do we or they authorize, the making of any offer of shares of common stock in the United Kingdom in circumstances in which an obligation arises for us or the underwriters to publish a prospectus for such offer.
In relation to the United Kingdom, no offer to the public of shares of common stock which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus may be made in the United Kingdom other than:
•
to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

•
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of representatives for any such offer; or

•
in any other circumstances falling within Section 86 of the FSMA,

provided that no such offer of the shares of common stock shall require us or any underwriters to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.
For the purposes of this provision, the expression “offer” in relation to the shares of common stock in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of common stock.
The communication of this prospectus supplement, the accompanying prospectus and any other document or materials relating to the issue of the shares of common stock offered hereby is not being made, and this prospectus supplement, the accompanying prospectus and such other documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the FSMA. Accordingly, this prospectus supplement, the accompanying prospectus and such other documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This prospectus supplement, the accompanying prospectus and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This prospectus supplement, the accompanying prospectus and such other documents and/or materials are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement, the accompanying prospectus and any other document or materials relates will be engaged in only with relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus or any other documents and/or materials relating to the issue of the shares of common stock offered hereby or any of their contents.
Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the shares of common stock may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to us.
All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the shares of common stock in, from or otherwise involving the United Kingdom.
Notice to Prospective Investors in Canada
The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) or the accompanying prospectus contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in Hong Kong
Our common stock has not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the

“C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O. No advertisement, invitation or document relating to our common stock has been or will be issued or has been or will be in the possession of any person for the purpose of issue (in each case, whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to common stock which is or is intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Notice to Prospective Investors in Singapore
This prospectus supplement and accompanying prospectus have not been registered as a prospectus under the Securities and Futures Act 2001, or the SFA, with the Monetary Authority of Singapore, and the offer of the shares in Singapore is made primarily pursuant to the exemptions under Sections 274 and 275 of the SFA. Accordingly, this prospectus supplement, accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor as defined in Section 4A of the SFA pursuant to Section 274 of the SFA, (ii) to an accredited investor as defined in Section 4A of the SFA or other relevant person as defined in Section 275(2) of the SFA and pursuant to Section 275(1) of the SFA, or any person pursuant to an offer referred to pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable exemption or provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.
Where our shares are subscribed or purchased under Section 275 by a relevant person which is:
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a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has subscribed for or acquired the shares except:
1)
to an institutional investor, an accredited investor, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of a corporation) or Section 276(4)(c)(ii) of the SFA (in the case of that trust);

2)
where no consideration is or will be given for the transfer;

3)
where the transfer is by operation of law;

4)
as specified in Section 276(7) of the SFA; or

5)
as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Solely for the purposes of its obligations pursuant to Section 309B of the SFA, we have determined, and hereby notify all relevant persons (as defined in the CMP Regulations 2018), that the shares are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Notice to Prospective Investors in Japan
The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the account or benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or benefit of any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
Notice to Prospective Investors in Switzerland
This prospectus supplement and accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the common stock. The common stock may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading venue (exchange or multilateral trading facility) in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to, the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading venue (exchange or multilateral trading facility) in Switzerland. Neither this document nor any other offering or marketing material relating to the common stock constitutes a prospectus pursuant to the FinSA, and neither this document nor any other offering or marketing material relating to the common stock or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, the Company, or the common stock have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of common stock will not be supervised by, the Swiss Financial Market Supervisory Authority (“FINMA”), and the offer of common stock has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of common stock.
Notice to Prospective Investors in Dubai International Financial Centre
This prospectus supplement and accompanying prospectus relate to an exempt offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement and accompanying prospectus are intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. This prospectus supplement and accompanying prospectus must not be delivered to, or relied upon by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with exempt offers. The DFSA has not approved this prospectus supplement and accompanying prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement and accompanying prospectus. The shares of common stock to which this prospectus supplement and accompanying prospectus relate may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares of common stock offered should conduct their own due diligence on the shares of common stock. If you do not understand the contents of this prospectus supplement and accompanying prospectus you should consult an authorized financial advisor.
Notice to Prospective Investors in Israel
In the State of Israel this prospectus supplement and accompanying prospectus shall not be regarded as an offer to the public to purchase shares of common stock under the Israeli Securities Law, 5728 — 1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728 — 1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions (“Addressed Investors”); or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728 — 1968, subject to certain conditions (“Qualified Investors”). The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. We have not and will not take any action that would require us to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728 — 1968. We have not and will not distribute this prospectus supplement or make, distribute or direct an offer to subscribe for shares of common stock to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors. Qualified Investors may have to submit written evidence that they meet the definitions set out in the First Addendum to the Israeli Securities Law, 5728 — 1968. In particular, we may request, as a condition to be offered shares of common stock, that Qualified Investors will each represent, warrant and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728 — 1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728 — 1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728 — 1968 and the regulations promulgated thereunder in connection with the offer to be issued shares of common stock; (iv) that the shares of common stock that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728 — 1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728 — 1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.
Notice to Prospective Investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement and accompanying prospectus do not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and do not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the shares of common stock may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares of common stock without disclosure to investors under Chapter 6D of the Corporations Act.
The shares of common stock applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares of common stock must observe such Australian on-sale restrictions.
This prospectus supplement and accompanying prospectus contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person. This prospectus supplement and the accompanying prospectus do not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and accompanying prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Exchange Act and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings, including this prospectus supplement and the accompanying prospectus, are also available to you on the SEC’s website (http://www.sec.gov), which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Information contained on, or accessible through, our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus (except for our SEC reports incorporated under “Incorporation of Certain Documents by Reference”), and you should not consider information contained on, or accessible through, our website as part of this prospectus supplement. Reference to our website is made as an inactive textual reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
We incorporate information into this prospectus supplement by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. This prospectus supplement incorporates by reference the documents set forth below that have been previously filed with the SEC:
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on March 5, 2024 (our “Annual Report on Form 10-K”);

•
the information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 20, 2024;

•
our Quarterly Reports on Form 10-Q for the quarters ended March 29, 2024 and June 28, 2024, filed with the SEC on May 7, 2024 and August 6, 2024, respectively;

•
our Current Reports on Form 8-K filed with the SEC on January 16, 2024, May 10, 2024, May 13, 2024, June 3, 2024 and June 11, 2024; and

•
the description of our common stock contained in Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on March 2, 2023.

We also incorporate by reference into this prospectus supplement additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering to which this prospectus supplement relates; provided, however, information that is “furnished” to the SEC (including information furnished under Item 2.02 or 7.01 of Form 8-K and corresponding information furnished under Item 9.01 or included as an exhibit) shall not be incorporated by reference or deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus. Information that we subsequently file with the SEC will automatically update and may supersede information in this prospectus supplement, the accompanying prospectus and information previously filed with the SEC.
You may obtain copies of any of these filings by contacting V2X, Inc. as described below, or by contacting the SEC or accessing its website as described above. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into those documents, by requesting them in writing, by telephone or via the Internet at:
V2X, Inc.
7901 Jones Branch Drive, Suite 700
McLean Virginia 22102
(719) 591-3600
Attention: Investor Relations
www.ir@gov2x.com

LEGAL MATTERS
The validity of the common stock offered hereby will be passed upon for us by Faegre Drinker Biddle & Reath LLP. Certain legal matters in connection with this offering will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, Los Angeles, California. Certain legal matters in connection with this offering will be passed upon for the selling shareholder by Ropes & Gray LLP, Boston, Massachusetts. Certain legal matters in connection with this offering will be passed upon for the underwriters by Sidley Austin LLP, New York, New York.
EXPERTS
The consolidated financial statements of V2X, Inc. as of December 31, 2023 and 2022 and for each of the years in the two-year period ended December 31, 2023 and the effectiveness of internal control over financial reporting as of December 31, 2023 incorporated in this Prospectus Supplement by reference from the V2X, Inc. Annual Report on Form 10-K for the year ended December 31, 2023 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their reports thereon incorporated herein by reference, and have been incorporated in this Prospectus Supplement in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.
The report of RSM US LLP dated March 5, 2024, on the effectiveness of internal control over financial reporting as of December 31, 2023, expressed an opinion that V2X, Inc. had not maintained effective internal control over financial reporting as of December 31, 2023, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission in 2013.
The financial statements of V2X, Inc. (formerly Vectrus, Inc.) for the year ended December 31, 2021, incorporated by reference in this prospectus supplement, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

PROSPECTUS
V2X, INC.
Common Stock

The selling shareholders of V2X, Inc. listed herein (together with any additional selling shareholders listed in any applicable prospectus supplement (the “selling shareholders”)), may offer and resell up to 18,591,866 shares of our common stock, par value $0.01 per share (“common stock”). Such shares of our common stock were issued by us to the selling shareholders pursuant to the terms and subject to the conditions of the Agreement and Plan of Merger (the “merger agreement”), dated as of March 7, 2022, by and among V2X, Inc. (formerly known as Vectrus, Inc.), Vertex Aerospace Services Holding Corp. (“Vertex”), Andor Merger Sub Inc. (“Andor Inc.”) and Andor Merger Sub LLC (“Andor LLC”).
We are not selling any shares of our common stock under this prospectus, and we will not receive any of the proceeds from the sale of shares by the selling shareholders. The selling shareholders may sell the shares of our common stock described in this prospectus through public or private transactions at market prices prevailing at the time of sale or at negotiated prices. We provide more information about how the selling shareholders may sell their shares of our common stock in the section of this prospectus entitled “Plan of Distribution.”
Our common stock is listed on the New York Stock Exchange (the “NYSE”), under the symbol “VVX.” On August 31, 2022, the last reported sale price for our common stock on the NYSE was $34.66 per share.
Investing in our common stock involves a high degree of risk. Before investing, you should carefully consider the matters described under the caption “Risk Factors” beginning on page 2 of this prospectus. You should also consider the risk factors described under Part I, Item 1A, “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, Part II, Item 1A, “Risk Factors” of our Quarterly Report on Form 10-Q for the fiscal quarter ended July 1, 2022, and under the captions “Risks Relating to the Combined Company Following the Mergers” and “Risks Relating to Vertex’s Business and Operations” beginning on pages 29 and 39, respectively, of our Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission (the “SEC”) on May 9, 2022, which are incorporated by reference herein.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 1, 2022.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the SEC, utilizing a “shelf” registration process. Under this process, selling shareholders named in this prospectus or in one or more supplements to this prospectus may sell shares of our common stock from time to time. Each time any selling shareholder not named herein sells shares of our common stock under the registration statement of which this prospectus is a part, such selling shareholder will provide a copy of this prospectus and any applicable prospectus supplement, as required by law. Any applicable prospectus supplement may add, update, or change information contained in this prospectus.
The selling shareholders may offer and sell shares of our common stock directly to purchasers, through agents selected by the selling shareholders, or to or through underwriters or dealers. A prospectus supplement, if required, may describe the terms of the plan of distribution and set forth the names of any agents, underwriters, or dealers involved in the sale of shares of our common stock. See “Plan of Distribution.”
You should read this prospectus together with any applicable prospectus supplement, as well as additional information described under the heading “Where To Find Additional Information.” You should rely only on the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any applicable “free writing prospectus” prepared by us or on our behalf. We have not authorized, and no selling shareholder has authorized, anyone else to provide you with different or additional information. No offer of shares of our common stock is being made in any jurisdiction where the offer or sale is not permitted.
The information in this prospectus, any accompanying prospectus supplement, and the documents incorporated by reference herein and therein is accurate only as of their respective dates or as of any earlier date as of which such information is given, even though this prospectus may be delivered, or our common stock may be sold under this prospectus, on a later date. Our business, financial condition, results of operations, and prospects may have changed since those dates. You should carefully read the entire prospectus, as well as the documents incorporated by reference in the prospectus, any applicable prospectus supplement and any applicable “free writing prospectus” prepared by us or on our behalf before making an investment decision.
References in this prospectus to the terms “the company,” “V2X,” “we,” “our” and “us” or other similar terms mean V2X, Inc., an Indiana corporation, unless we state otherwise, or the context indicates otherwise.

i

PROSPECTUS SUMMARY
This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all information that you should consider before investing in our common stock. You should read the following summary together with the more detailed information regarding V2X, our common stock being registered hereby, our financial statements and notes thereto and our risk factors, before deciding whether to purchase shares of our common stock from the selling shareholders.
Our Company
V2X is a leading provider of critical mission solutions and support to defense clients globally, formed by the 2022 merger of Vectrus, Inc. and Vertex to build on more than 120 combined years of successful mission support. The company operates as one segment and delivers a comprehensive suite of integrated solutions across the operations and logistics, aerospace, training and technology markets to national security, defense, civilian and international clients.
We were incorporated under the laws of the State of Indiana in February 2014. Our principal executive offices are located at 2424 Garden of the Gods Road, Colorado Springs, CO 80919. Our telephone number is (719) 591-3600 and our website address is www.vectrus.com. Information contained on, or accessible through, our website is not incorporated by reference into this prospectus (except for our SEC reports incorporated under “Incorporation of Certain Information by Reference”), and you should not consider information contained on, or accessible through, our website as part of this prospectus. Reference to our website is made as an inactive textual reference.
The Offering
Our common stock offered by the selling shareholders
18,591,866 shares
Our common stock is listed on the NYSE under the symbol
VVX
Use of proceeds
All of the shares of our common stock being offered under this prospectus are being sold by the selling shareholders. Accordingly, we will not receive any proceeds from the sale of these shares.
Background
On March 7, 2022, we entered into the merger agreement. Pursuant to the merger agreement, on July 5, 2022, Andor Inc. merged (the “first merger”) with and into Vertex, with Vertex surviving the first merger as a direct, wholly owned subsidiary of V2X, and immediately following the first merger, Vertex merged (the “second merger,” and together with the first merger, the “mergers”) with and into Andor LLC, with Andor LLC surviving the second merger as a direct, wholly owned subsidiary of V2X. Upon the completion of the mergers, 18,591,866 shares of our common stock were issued to the selling shareholders.
On December 6, 2021, Vertex Aerospace LLC, an indirect, wholly owned subsidiary of Vertex, acquired Raytheon Technologies Corporation’s Mission Critical Solutions and Training Services Business (the “TTS business”) pursuant to the Share and Asset Purchase and Sale Agreement, dated as of September 8, 2021, by and among Vertex, Vertex Aerospace LLC and Raytheon Technologies Corporation. The TTS business was comprised of Raytheon Professional Services and certain assets within the Raytheon Intelligence and Space portfolio.

RISK FACTORS
Investing in our common stock involves risk. Prior to making a decision about investing in our common stock, you should carefully consider the specific factors discussed below and under the heading “Risk Factors” in any prospectus supplement, together with all of the other information contained or incorporated by reference in this prospectus or any prospectus supplement. You should also consider the risk factors related to our business and operations described in Part I, Item 1A, “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, Part II, Item 1A, “Risk Factors” of our Quarterly Report on Form 10-Q for the fiscal quarter ended July 1, 2022, and under the captions “Risks Relating to the Combined Company Following the Mergers” and “Risks Relating to Vertex’s Business and Operations” beginning on pages 29 and 39, respectively, of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on May 9, 2022, which are incorporated by reference herein. See “Where To Find Additional Information” in this prospectus. The risks and uncertainties we have described therein and below are not the only risks that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.
If the selling shareholders immediately sell their shares of our common stock received in the mergers after such shares are no longer subject to resale restrictions our common stock price could decline.
The issuance of our common stock in connection with the mergers could have the effect of depressing the market price for our common stock, through dilution of earnings per share or otherwise. Once the registration statement, of which this prospectus is a part, is declared effective, all of the shares of our common stock issued to the selling shareholders in connection with the completion of the mergers will be available for resale in the public market, subject to restrictions on sales contained in the shareholders agreement, dated as of July 5, 2022, among the company and the selling shareholders (the “shareholders agreement”). As of the date of this prospectus, approximately 61.07% of the outstanding shares of our common stock are held by the selling shareholders.
In addition, the selling shareholders may decide not to hold the shares of our common stock they received upon completion of the mergers. Other selling shareholders, such as funds with limitations on their permitted holdings of stock in individual issuers, may be required to sell the shares of our common stock that they received upon completion of the mergers. Such sales of our common stock could have the effect of depressing the market price for our common stock and may take place promptly following the effectiveness of the registration statement, of which this prospectus is a part. In addition, future events and conditions could increase the dilution that is currently projected, including adverse changes in market conditions, additional transaction and integration related costs and other factors such as the failure to realize some or all of the benefits anticipated in the mergers. Any dilution of, or delay of any accretion to, our earnings per share could cause the price of shares of our common stock to decline or grow at a reduced rate. These sales may also make it more difficult for us to sell equity or equity-linked securities in the future at a time and at a price that we deem appropriate to raise funds through future offerings.

FORWARD-LOOKING STATEMENT INFORMATION
This prospectus and the documents incorporated by reference herein contain, and any prospectus supplement and the documents incorporated therein may contain, forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and the Private Securities Litigation Reform Act of 1995 and, as such, may involve risks and uncertainties. All statements included or incorporated by reference in this prospectus, other than statements that are purely historical, are forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “could,” “potential,” “continue” or similar terminology. These statements are based on the beliefs and assumptions of our management based on information currently available to management. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements.
The forward-looking statements included or incorporated by reference in this prospectus are subject to additional risks and uncertainties further discussed under “Risk Factors” in this prospectus, in Part I, Item 1A, “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, Part II, Item 1A, “Risk Factors” of our Quarterly Report on Form 10-Q for the fiscal quarter ended July 1, 2022, and under the captions “Risks Relating to the Combined Company Following the Mergers” and “Risks Relating to Vertex’s Business and Operations” beginning on pages 29 and 39, respectively, of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on May 9, 2022, as well as our unaudited condensed consolidated financial statements, related notes, and the other information appearing elsewhere in our filings with the SEC, and are based on information available to us on the filing date of this prospectus. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this prospectus. New risks and uncertainties arise from time to time, and we cannot predict those events or how they may affect us. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements.
We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the company’s historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to: the continued impact of COVID-19 and any variant strains thereof on the global economy and any current or future government mandated COVID-19 precautions, including mandatory vaccination; our ability to submit proposals for and/or win all potential opportunities in our pipeline; our ability to retain and renew our existing contracts; our ability to compete with other companies in our market; security breaches and other disruptions to our information technology and operation; our mix of cost-plus, cost-reimbursable, and firm-fixed-price contracts; maintaining our reputation and relationship with the U.S. government; protests of new awards; economic, political and social conditions in the countries in which we conduct our businesses; changes in U.S. or international government defense budgets; government regulations and compliance therewith, including changes to the U.S. Department of Defense procurement process; changes in technology; intellectual property matters; governmental investigations, reviews, audits and cost adjustments; contingencies related to actual or alleged environmental contamination, claims and concerns; delays in completion of the U.S. government’s budget; our success in extending, deepening, and enhancing our technical capabilities; our success in expanding our geographic footprint or broadening our customer base; our ability to realize the full amounts reflected in our backlog; impairment of goodwill; misconduct of our employees, subcontractors, agents, prime contractors and business partners; our ability to control costs; our level of indebtedness; terms of our credit agreement; inflation and interest rate risk; subcontractor performance; economic and capital markets conditions; our ability to maintain safe work sites and equipment; our ability to retain and recruit qualified personnel; our ability to maintain good relationships with our workforce; our teaming relationships with other contractors; changes in our accounting estimates; the adequacy of our insurance coverage; volatility in our stock price; changes in our tax provisions or exposure to additional income tax liabilities; risks and uncertainties relating to the mergers; risks and uncertainties relating to the spin-off from Exelis, Inc.; changes in generally accepted accounting principles in the United States; and other factors described in Part I, Item 1A, “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2021, in Part II, Item 1A,

“Risk Factors” of our Quarterly Report on Form 10-Q for the fiscal quarter ended July 1, 2022, and under the captions “Risks Relating to the Combined Company Following the Mergers” and “Risks Relating to Vertex’s Business and Operations” beginning on pages 29 and 39, respectively, of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on May 9, 2022, and described from time to time in our future reports filed with the SEC.

USE OF PROCEEDS
The selling shareholders will make offers and sales pursuant to this prospectus and any applicable prospectus supplement. We will not receive any proceeds from the sale or other disposition by the selling shareholders of the shares of our common stock covered hereby, or interests therein. The selling shareholders will pay any expenses incurred by the selling shareholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling shareholders in disposing of these shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration fees and fees and expenses of our counsel and our independent registered public accounting firm.

SELLING SHAREHOLDERS
We are registering for resale an aggregate of 18,591,866 shares of our common stock that may be sold by the selling shareholders set forth herein. Such shares were issued by us to the selling shareholders in connection with the closing of the mergers pursuant to the terms of the merger agreement and the related agreements.
At the closing of the mergers, the company entered into a registration rights agreement with the selling shareholders named below (the “registration rights agreement”), pursuant to which the selling shareholders were granted certain registration rights. We are registering the shares covered hereby pursuant to the registration rights agreement.
At the closing of the mergers, the company also entered into the shareholders agreement, which among other things, (1) provides Vertex Aerospace Holdco LLC (“Vertex Holdco”) and its affiliates to which shares of our common stock are transferred by a selling shareholder (the “Vertex Holdco Parties”) with director nomination and committee designation rights, (2) governs how each selling shareholder will vote its shares of our common stock with respect to certain matters, (3) requires certain actions of the company to be approved by the Vertex Holdco Parties, (4) provides the Vertex Holdco Parties with certain information rights, (5) limits transfers of our common stock by the selling shareholders, (6) limits certain acquisitions of our common stock by the Vertex Holdco Parties, (7) restricts the ability of the Vertex Holdco Parties to solicit proxies in the election of directors for such periods indicated therein, and (8) provides that the company will elect to be a “controlled company” for purposes of applicable listing standards for so long as it qualifies to do so.
In accordance with the terms of the merger agreement, effective as of the closing of the mergers, the company’s board of directors became comprised of eleven members, five of whom were appointed by Vertex Holdco (John “Ed” Boyington, Jr., Dino M. Cusumano, Lee E. Evangelakos, Joel M. Rotroff and Neil Snyder).
Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to our common stock. To our knowledge, the selling shareholders have sole voting and investment power with respect to their respective shares of our common stock, unless otherwise noted below. The selling shareholders may sell some, all or none of their respective shares of our common stock offered by this prospectus from time to time. We do not know how long the selling shareholders will hold their respective shares of our common stock covered hereby before selling them. Other than the merger agreement, including the registration rights agreement and the shareholders agreement, we currently have no agreements, arrangements or understandings with the selling shareholders regarding the sale of any of the shares of our common stock being offered hereunder. As of the date of this prospectus, Vertex Holdco owns a majority of the outstanding shares of our common stock.
	Prior to the Offering		Number of Shares of Common Stock Being Registered for Resale(2)	After the Offering
Name of Selling Shareholder	Number of Shares of Common Stock Beneficially Owned	Percent of Shares of Common Stock Outstanding(1)		Number of Shares of Common Stock Beneficially Owned(3)	Percent of Shares of Common Stock Outstanding
Vertex Aerospace Holdco LLC(4)	18,591,866	61.07%	18,500,001	—	*
Ally Commercial Finance LLC(5)	82,223	*	82,223	—	*
Cecil B. Duren(6)	6,166	*	6,166	—	*
Tom K. Miller(7)	1,696	*	1,696	—	*
Dennis E. Mirabile(8)	1,780	*	1,780	—	*

*
Less than 1%.

(1)
Based on 30,442,732 shares outstanding as of August 26, 2022, including 18,591,866 shares issued pursuant to the merger agreement.

(2)
Represents the number of shares being registered on behalf of the selling shareholder pursuant to the registration statement of which this prospectus forms a part, which may be less than the total number of shares beneficially owned by such selling shareholder.

(3)
Assumes that the selling shareholders dispose of all of the shares of our common stock covered by this prospectus and do not acquire beneficial ownership of any additional shares. The registration of these shares does not necessarily mean that the selling shareholders will sell all or any portion of the shares covered by this prospectus.

(4)
The AIP parties (as defined below) may be deemed to beneficially own an aggregate of 18,591,866 shares of our common stock, including 18,500,001 shares of our common stock held directly by Vertex Holdco and 91,865 shares of our common stock over which Vertex Holdco holds an irrevocable proxy that entitles it to vote the shares with respect to certain matters, pursuant to the shareholders agreement. See Footnotes (5), (6), (7) and (8). AIPCF VI, LLC (“AIP GP”) is the general partner of American Industrial Partners Capital Fund VI, L.P. (“AIP Fund VI”). Dino Cusumano is a senior managing member of AIP GP. AIP Fund VI is the managing member of AIP Vertex GP LLC, which is the general partner of AIPCF VI Vertex Aerospace Funding LP (“Vertex Funding” and, together with Vertex Holdco and AIP Fund VI, the “AIP parties”). Vertex Holdco is a direct, wholly owned subsidiary of Vertex Funding. Any action by AIP GP with respect to these shares, including voting and dispositive decisions, requires a unanimous vote of the managing members of AIP GP. Accordingly, Mr. Cusumano and the other managing members of AIP GP may be deemed to share voting and dispositive power with respect to the shares beneficially owned by the AIP parties. Each of Mr. Cusumano and the other managing members of AIP GP disclaims beneficial ownership of such shares of our common stock, except to the extent of any pecuniary interest therein. The address of the AIP parties is c/o AIP 450 Lexington Avenue, 40th Floor, New York, NY 10017.

(5)
As a result of the terms of the shareholders agreement, each of the AIP parties may be deemed to beneficially own the 82,223 shares of our common stock held by Ally Commerce Finance LLC (“Ally”). Following the mergers, certain subsidiaries of the company that became direct or indirect subsidiaries of Vertex Aerospace Service Corp. (the “Vertex borrower”) have provided guarantees of the indebtedness under the Vertex borrower’s ABL credit agreement, dated as of June 29, 2018 (as amended by the first amendment to ABL credit agreement, dated as of May 17, 2019, as further amended by the second amendment to ABL credit agreement, dated as of May 17, 2021, as further amended by the third amendment to ABL credit agreement, dated as of December 6, 2021, and as further amended by the fourth amendment to ABL credit agreement, dated as of July 5, 2022, and as further amended, restated, amended and restated and otherwise modified from time to time, the “Vertex ABL credit agreement”), by and among the Vertex borrower, Vertex Aerospace Intermediate LLC, certain other subsidiaries of the Vertex borrower from time to time party thereto as co-borrowers, and the lenders from time to time party thereto. Ally Bank, an affiliate of Ally, is administrative agent, collateral agent, and a lender under the Vertex ABL credit agreement. Ally is under common control with Ally Invest Securities LLC, which is a registered broker dealer pursuant to Section 15 of the Exchange Act.

(6)
As a result of terms of the shareholders agreement, each of the AIP parties may be deemed to beneficially own the 6,166 shares of our common stock held by Cecil B. Duren. Since July 5, 2022, Mr. Duren has served as Senior Director of Tax Treasury of Vertex Aerospace LLC, a wholly owned subsidiary of Andor LLC.

(7)
As a result of the terms of the shareholders agreement, each of the AIP parties may deemed to beneficially own the 1,696 shares of our common stock held by Tom K. Miller. Since July 5, 2022, Mr. Miller has served as Vice President of Supply Chain Management of Vertex Aerospace LLC, a wholly owned subsidiary of Andor LLC.

(8)
As a result of the terms of the shareholders agreement, each of the AIP parties may be deemed to beneficially own the 1,780 shares of our common stock held by Dennis E. Mirabile. Since July 5, 2022, Mr. Mirabile has served as Vice President of Business Development of Vertex Aerospace LLC, a wholly owned subsidiary of Andor LLC.

PLAN OF DISTRIBUTION
We are registering the offer and sale, from time to time, by the selling shareholders of up to 18,591,866 shares of our common stock, par value $0.01 per share.
We will not receive any of the proceeds from the sale of our common stock by the selling shareholders.
Once issued and upon effectiveness of the registration statement of which this prospectus forms a part, our common stock beneficially owned by the selling shareholders covered by this prospectus may be offered and sold from time to time by the selling shareholders. The term “selling shareholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a selling shareholder as a gift, pledge, partnership distribution or other transfer. The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each selling shareholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The selling shareholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which our common stock is traded or in private transactions.
Subject to any limitations set forth in the registration rights agreement, the selling shareholders may use any one or more of the following methods when selling our common stock offered by this prospectus:
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purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

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ordinary brokerage transactions and transactions in which the broker solicits purchasers;

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block trades in which the broker-dealer so engaged will attempt to sell our common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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an over-the-counter distribution in accordance with the rules of the applicable exchange;

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settlement of short sales entered into after the date of this prospectus;

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agreements with broker-dealers to sell a specified number of our common stock at a stipulated price per share;

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in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

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directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

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through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

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through a combination of any of the above methods of sale; or

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any other method permitted pursuant to applicable law.

In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.
In effecting sales, broker-dealers or agents engaged by the selling shareholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling shareholders in amounts to be negotiated immediately prior to the sale.
The selling shareholders also may transfer our common stock in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a selling shareholder that a donee, pledgee, transferee or other successor-in-interest intends to sell our common stock, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling shareholder.
To the extent required, the shares of our common stock to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
In connection with the sale of shares of our common stock, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of our common stock in the course of hedging the positions they assume. The selling shareholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge our common stock to broker-dealers that in turn may sell these shares. The selling shareholders may also enter into options or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
In offering our common stock covered by this prospectus, the selling shareholders and any underwriters, broker-dealers or agents who execute sales for the selling shareholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.
In order to comply with the securities laws of certain states, if applicable, our common stock must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states shares of our common stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

WHERE TO FIND ADDITIONAL INFORMATION
We are subject to the informational requirements of the Exchange Act and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings, including the registration statement of which this prospectus forms a part, are also available to you on the SEC’s website (http://www.sec.gov), which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Information contained on, or accessible through, our website is not incorporated by reference into this prospectus (except for our SEC reports incorporated under “Incorporation of Certain Information by Reference”), and you should not consider information contained on, or accessible through, our website as part of this prospectus. Reference to our website is made as an inactive textual reference.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC:
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on March 7, 2022, as amended by our Annual Report on Form 10-K/A filed with the SEC on April 5, 2022 (collectively, the “Annual Report”);

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our Quarterly Reports on Form 10-Q for the quarters ended April 1, 2022 and July 1, 2022 filed with the SEC on May 10, 2022 and August 9, 2022, respectively;

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portions of our Definitive Proxy Statement on Schedule 14A under the captions “Risks Relating to the Combined Company Following the Mergers” and “Risks Relating to Vertex’s Business and Operations” beginning on pages 29 and 39, respectively, filed with the SEC on May 9, 2022;

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our Current Reports on Form 8-K filed with the SEC on January 27, 2022, March 7, 2022 (Film Number 22716140) (other than Item 7.01 and the related Item 9.01 Exhibits 99.1 and 99.2), March 8, 2022, June 15, 2022, July 5, 2022 (as amended by the Current Report on Form 8-K/A filed on September 1, 2022), August 9, 2022 (other than Items 2.02, 7.01 and the related Item 9.01 Exhibits 99.1 and 99.2) and August 19, 2022; and

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the description of our common stock contained in Exhibit 4.1 to our Annual Report.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering (including those documents filed after the date of the initial registration statement and prior to effectiveness of the registration statement); provided, however, information that is “furnished” to the SEC (including information furnished under Item 2.02 or 7.01 of Form 8-K and corresponding information furnished under Item 9.01 or included as an exhibit) shall not be incorporated by reference or deemed to be incorporated by reference into this prospectus or the registration statement of which this prospectus forms a part. Information that we subsequently file with the SEC will automatically update and may supersede information in this prospectus, any accompanying prospectus supplement and information previously filed with the SEC.
You may obtain copies of any of these filings by contacting V2X, Inc. as described below, or by contacting the SEC or accessing its website as described above. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into those documents, by requesting them in writing, by telephone or via the Internet at:
V2X, Inc.
2424 Garden of the Gods Road, Suite 300
Colorado Springs, Colorado 80919
(719) 591-3600
Attention: Investor Relations
https://investors.vectrus.com

LEGAL MATTERS
The validity of the shares of our common stock offered by this prospectus has been passed upon for us by Faegre Drinker Biddle & Reath LLP.
EXPERTS
The financial statements of V2X, Inc. (formerly Vectrus, Inc.) as of December 31, 2021 and 2020, and for each of the three years in the period ended December 31, 2021, incorporated by reference in this prospectus, and the effectiveness of V2X, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given on their authority as experts in accounting and auditing.
The consolidated financial statements of Vertex Aerospace Services Holding Corp. as of December 31, 2021, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2021, incorporated in this prospectus by reference from the current report on Form 8-K/A filed by V2X, Inc. on September 1, 2022, have been audited by RSM US LLP, an independent auditor, as set forth in their reports, incorporated herein by reference, and have been incorporated in this prospectus in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
The audited combined historical financial statements of the Mission Critical Solutions and Training Services Business (a business of Raytheon Technologies Corporation) included in Exhibit 99.3 of V2X, Inc.’s Current Report on Form 8-K/A filed September 1, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.

2,000,000 Shares
V2X, Inc.
Common Stock

PROSPECTUS SUPPLEMENT

Book-Running Managers
Goldman Sachs & Co. LLCMorgan StanleyBaird
Raymond James	RBC Capital Markets	Stifel	Truist Securities
Co-Managers
Citizens JMP	Noble Capital Markets

September 4, 2024